As Filed With the Securities and Exchange Commission on February 13, 2012
Registration No. 333-179483

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAN AMERICAN HOLDCO INC.
(Exact name of registrant as specified in its charter)

Delaware	1041	84-1431797
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

906 – 595 Howe Street
Vancouver, BC
(604) 681-1163
(Address, including zip code, and telephone number, including area code, of the Registrant’s Principal Executive Offices)

Miguel F. Di Nanno
President
Pan American Goldfields Ltd.
906 – 595 Howe Street
Vancouver, BC
(604) 681-1163
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey C. Thacker
DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, CA 92121
(858) 638-6728

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all conditions to the proposed transaction have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

☐	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☑	Smaller reporting company

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

 Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware General Corporation Law.

The Registrant intends to enter into indemnification agreements with each of its current directors and executive officers.  These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.  The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.

In addition, the Registrant’s certificate of incorporation and bylaws provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by applicable law and authorize the Registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another business entity against any expense, liability, or loss, regardless of whether the Registrant would have the power to indemnify such person under its bylaws or applicable law.

Item 21. Exhibits.

The list of exhibits is incorporated by reference from the Index to Exhibits on page II-3.

Item 22. Undertakings.

The undersigned Registrant hereby undertakes:

(a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(b) That every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, BC, on the 13th day of February, 2012.

PAN AMERICAN HOLDCO INC.

By:	/s/ Miguel F. Di Nanno
Miguel F. Di Nanno
President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

SIGNATURE	TITLE	DATE

/s/ Miguel F. Di Nanno Miguel F. Di Nanno	President (Principal Executive Officer)	February 13, 2012

/s/ Salil Dhaumya Salil Dhaumya	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 13, 2012

* Hernan Celorrio	Director	February 13, 2012

* Gary Parkison	Director	February 13, 2012

* George Young	Director	February 13, 2012

* Randy Buchamer	Director	February 13, 2012

* Neil Maedel	Director	February 13, 2012

Power of Attorney

By:	/s/ Miguel F. Di Nanno
Miguel F. Di Nanno
Power of Attorney

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1
Agreement and Plan of Reorganization, dated as of February 6, 2012, by and among Pan American Goldfields Ltd. and Pan American Holdco Inc. (attached as Annex I to the proxy statement/prospectus included in this Registration Statement filed February 10, 2012 (333-149483) and incorporated herein by reference).**

2.2
Agreement and Plan of Merger, dated July 2, 2010, by and between Pan American Goldfields Ltd., a Colorado corporation formerly known as Mexoro Minerals Ltd., and Pan American Goldfields Ltd., a Delaware corporation (herein incorporated by reference from the Company’s current report on Form 8-K dated July 2, 2010, filed with the Securities and Exchange Commission on July 6, 2010).

3.1
Certificate of Incorporation of Pan American Holdco (attached as Annex IV to the proxy statement/prospectus included in this Registration Statement filed February 10, 2012 (333-149483) and incorporated herein by reference). **

3.2
Certificate of Incorporation of Pan American Goldfields Ltd. (herein incorporated by reference from the Company’s current report on Form 8-K dated July 2, 2010, filed with the Securities and Exchange Commission on July 6, 2010).

3.3
Bylaws of Pan American Holdco (attached as Annex V to the proxy statement/prospectus included in the Registration Statement filed February 10, 2012 (333-149483) and incorporated herein by reference). **

3.4
Bylaws of Pan American Goldfields Ltd. (herein incorporated by reference from the Company’s current report on Form 8-K dated July 2, 2010, filed with the Securities and Exchange Commission on July 6, 2010).

4.1
Registration Agreement dated April 20, 2004, by and among Sunburst Acquisitions IV, Inc., a Colorado company, and each of the purchasers in a private placement of shares of Sunburst (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on September 25, 2006).

4.2
Form of Warrant, by and between Pan American Goldfields Ltd. and the U.S. subscribers (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

4.3
Form of Warrant, by and between Pan American Goldfields Ltd. and the Canadian and Non-U.S. subscribers (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

4.4
Form of Warrant, by and between Pan American Goldfields Ltd. and MRT Investments Ltd. (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

4.5
Form of Warrant, by and between Pan American Goldfields Ltd. and Mr. Ayub (herein incorporated by reference from the Company’s current report on Form 8-K dated December 23, 2009, and filed with the Securities and Exchange Commission on December 23, 2009).

4.6
Form of Warrant, by and between Pan American Goldfields Ltd. and the Canadian and Non-U.S. subscribers (herein incorporated by reference from the Company’s current report on Form 8-K dated March 8, 2011, and filed with the Securities and Exchange Commission on March 8, 2011).

4.7
Form of Warrant, by and between Pan American Goldfields Ltd. and the U.S. subscribers (herein incorporated by reference from the Company’s current report on Form 8-K dated March 8, 2011, and filed with the Securities and Exchange Commission on March 8, 2011).

5.1	Form of Opinion of DLA Piper LLP (US) regarding the legality of the securities being registered.**

10.1
Agreement made and entered in the City of Chihuahua, State of Chihuahua as of the 18th day of August, 2005 among Compania Minera De Namiquipa, S. A. de C.V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, and Minera Rio Tinto, S. A. de C.V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, and Mario Humberto Ayub Touche having a domicile at San Antonio No. 2036 Chihuahua, Chihuahua and Sunburst Mining De Mexico, S. A. de C.V., a company duly incorporated and validly existing pursuant to the laws of the United Mexican States (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on December 18, 2006).

10.2
Agreement made and entered at the City of Chihuahua, State of Chihuahua on this the 18th day of August of the year 2005, among Minera Rio Tinto, S. A. de C.V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, and Sunburst Mining de Mexico, S. A. de C.V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States (Encino Gordo) (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on September 25, 2006).

10.3
The New Agreement entered into on December 8, 2005 among Pan American Goldfields Ltd., Sunburst de Mexico, and MRT (herein incorporated by reference from the Company’s current report on Form 8-K for report date December 8, 2005 and filed with the Securities and Exchange Commission on December 14, 2005).

10.4
Amendment to the New Agreement, dated April 6, 2006 by and among Mexoro Minerals, Ltd., Sunburst Mining de Mexico S.A. de C.V., and Minera Rio Tinto, S.A. de C.V. (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on September 25, 2006).

10.5
Addendum To Purchase Contract Of Mining Rights To Lump Sum Entered Into On May 6, 2004 by Corporativo Minero, S.A. De C.V. and Sunburst Mining De Mexico, S.A. De C.V., dated March 24, 2006 (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on September 25, 2006).

10.6
Original Agreement between MRT and Corporativo Minero dated 2004 concerning the Cieneguita property (herein incorporated by reference from the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on December 18, 2006).

10.7
Agreement to Defer Cieneguita Property Payments, entered into on May 4, 2007 by Corporativo Minero S.A. de C.V. and Sunburst de Mexico S.A. de C.V. (herein incorporated by reference to the Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on January 14, 2008).

10.8
Entry into a material definitive agreement for development of Cieneguita project with Minera Rio Tinto (herein incorporated by reference from the Company’s current report on Form 8-K dated February 17, 2009 filed with the Securities and Exchange Commission on February 18, 2009).

10.9
Agreement for the Assignment of Mining Agreements dated July 8, 2009, by and between Mexoro Minerals, Ltd., its subsidiary, Sunburst Mining de México S.A. de C.V, Paramount Gold and Silver Corp., a Delaware corporation, and its subsidiary, Paramount Gold de Mexico S.A. de C.V., a Mexican corporation (herein incorporated by reference from the Company’s current report on Form 8-K dated July 8, 2009 and filed with the Securities and Exchange Commission on July 27, 2009).

10.10
Form of Private Placement Subscription Agreement, dated September 21, 2009, by and between Pan American Goldfields Ltd. and the U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

10.11
Form of Private Placement Subscription Agreement, dated September 21, 2009, by and between Pan American Goldfields Ltd. and the Canadian and Non-U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

10.12
Form of Director and Officer Indemnification Agreement (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

10.13
Stock option plan approved by the shareholders of Mexoro Minerals, Ltd. on February 13, 2006 (herein incorporated by reference from the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 7, 2006).†

10.14
2008 Equity Compensation Plan (herein incorporated by reference from the Company’s current report on Form 8-K/A dated April 7, 2008, and filed with the Securities and Exchange Commission on April 11, 2008).†

10.15	2009 Nonqualified Stock Option Plan (herein incorporated by reference from the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on December 24, 2009).†

10.16
Form of Nonqualified Stock Option Agreement (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).†

10.17
Employment Agreement, dated September 21, 2009, by and between Pan American Goldfields Ltd. and Manuel Flores (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).†

10.18
Employment Agreement, dated September 21, 2009, by and between Pan American Goldfields Ltd. and George Young (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).†

10.19
Consulting Agreement dated September 21, 2009, by and between Pan American Goldfields Ltd. and MRT Investments Ltd. (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).

10.20
Employment Agreement, dated September 21, 2009, by and between Pan American Goldfields Ltd. and Salil Dhaumya (herein incorporated by reference from the Company’s current report on Form 8-K dated September 21, 2009, and filed with the Securities and Exchange Commission on September 25, 2009).†

10.21
Form of Amendment No. 1 to the Private Placement Subscription Agreement, dated November 5, 2009, by and between Pan American Goldfields Ltd. and the U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated November 5, 2009, and filed with the Securities and Exchange Commission on November 12, 2009).

10.22
Form of Amendment No. 1 to the Private Placement Subscription Agreement, dated November 5, 2009, by and between Pan American Goldfields Ltd. and the Canadian and Non-U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated November 5, 2009, and filed with the Securities and Exchange Commission on November 12, 2009).

10.23
Securities Purchase Agreement, dated December 23, 2009 by and between Pan American Goldfields Ltd. and Mr. Ayub (herein incorporated by reference from the Company’s current report on Form 8-K dated December 23, 2009, and filed with the Securities and Exchange Commission on December 23, 2009).

10.24
Acknowledgment and Agreement, by and among Pan American Goldfields Ltd., Sunburst Mining De Mexico, S.A. De C.V., Minera Rio Tinto S.A. and Marje Minerals S.A. (herein incorporated by reference from the Company’s current report on Form 8-K dated December 23, 2009 filed with the Securities and Exchange Commission on December 23, 2009).

10.25
Amendment No. 1 to the material definitive agreement for development of Cieneguita project with Minera Rio Tinto and Marje Minerals (herein incorporated by reference from the Company’s current report on Form 8-K dated December 23, 2009 filed with the Securities and Exchange Commission on December 23 2009).

10.26
Cancellation of Debt and Release Agreement, dated December 23, 2009, by and among Pan American Goldfields Ltd., and Minera Rio Tinto S.A. and Mr. Ayub (herein incorporated by reference from the Company’s current report on Form 8-K dated December 23, 2009, and filed with the Securities and Exchange Commission on December 23, 2009).

10.27	Form of Indemnification Agreement for officers and directors (filed as an exhibit to the Current Report on Form 8-K, filed with the SEC on July 6, 2010).

10.28	Employment Agreement, dated October 15, 2010, by and between the Company and Miguel Di Nanno.†

10.29
Form of the Private Placement Subscription Agreement, by and between Pan American Goldfields Ltd. and the Canadian and Non-U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated March 8, 2011, and filed with the Securities and Exchange Commission on March 8, 2011).

10.30
Form of the Private Placement Subscription Agreement, by and between Pan American Goldfields Ltd. and the U.S. investors named therein (herein incorporated by reference from the Company’s current report on Form 8-K dated March 8, 2011, and filed with the Securities and Exchange Commission on March 8, 2011).

10.31
Material Agreement with Compania Minera Alto Rio Salado S.A., a private Argentine entity, for the acquisition of the 15,000 hectares Cerro Delta project (the  “ Project “ ) in northwest La Rioja Province, Argentina.

10.32
Letter Agreement, dated June 27, 2011, by and between the Company and Minero Rio Tinto SA, a Mexican corporation, including the term sheet attached thereto as Attachment A (herein incorporated by reference from the Company’s current report on Form 8-K dated June 27, 2011, and filed with the Securities and Exchange Commission on June 29, 2011).

10.33
Amended and Restated Development Agreement between the Company Minero Rio Tinto SA and Marje Minerals S.A., effective as of September 26, 2011 (herein incorporated by reference from the Company’s current report on Form 8-K dated December 12, 2011, and filed with the Securities and Exchange Commission on December 14, 2011).

10.34
Stock Purchase Agreement between the Company and Marje Minerals, S.A, signed as of December 8, 2011 (herein incorporated by reference from the Company’s current report on Form 8-K dated December 12, 2011, and filed with the Securities and Exchange Commission on December 14, 2011).

10.35
Debt Assumption and Release Agreement between the Company and Minero Rio Tinto S.A. de C.V., Marje Minerals S.A., Mario Ayub and Robert Knight, signed as of December 8, 2011 (herein incorporated by reference from the Company’s current report on Form 8-K dated December 12, 2011, and filed with the Securities and Exchange Commission on December 14, 2011).

10.36
Acknowledgement and Agreement between the Company Minera Rio Tinto S.A. de C.V. and Corporative Minero, S.A. De C.V., signed as of December 8, 2011 (herein incorporated by reference from the Company’s current report on Form 8-K dated December 12, 2011, and filed with the Securities and Exchange Commission on December 14, 2011).

10.37
Pan American Goldfields Ltd. 2012 Equity Incentive Plan (attached as Annex VII to this proxy statement/prospectus included in this Registration Statement filed February 10, 2012 (333-149483) and incorporated herein by reference).†**

23.1	Consent of Meyler & Company, LLC.*

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).**

24.1	Power of Attorney.**

99.1	Form of Proxy for stockholders of Pan American Goldfields Ltd.**

101.INS# XBRL Instance Document**
101.SCH# XBRL Taxonomy Extension Schema Document**
101.CAL# XBRL Taxonomy Extension Calculation Linkbase Document**
101.DEF# XBRL Taxonomy Extension Definition Linkbase Document**
101.LAB# XBRL Taxonomy Extension Label Linkbase Document**
101.PRE# XBRL Taxonomy Extension Presentation Linkbase Document* *

*	Filed herewith.
**	Previously filed.
†	Indicates a management contract, compensatory plan or arrangement required to be filed by Item 601 of Regulation S-K.